Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my March 17, 2014 Report of Independent Registered Public Accounting Firm, relating to the financial statements of ADM Endeavors, Inc. for the years ended December 31, 2013 and 2012, which are incorporated in this Pre-Effective Form S-1 Registration No 0001262463 dated December 10, 2014.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA
Terry L. Johnson, CPA
Casselberry, Florida

December 10, 2014